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                                  EXHIBIT 23.1

Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the use of our report on Qode.com, Inc. dated May 4, 2001 (except with respect to the matter discussed in Note 13, as to which the date is June 30, 2001), included in this registration statement, and to the incorporation by reference in this registration statement of our report on NeoMedia Technologies, Inc. dated March 30, 2001, included in NeoMedia Technologies, Inc. Form 10-K for the year ended December 31, 2001.

                                                       /s/ ARTHUR ANDERSEN LLP




Tampa, Florida,
March 28, 2002